Exhibit 21.1

Subsidiaries of U.S.I. Holdings Corporation

USI Services Corporation	Delaware
Association Growth Enterprises, Incorporated	Maryland
Bertholon-Rowland, Inc.	Pennsylvania
Signature Premium Finance, Inc.	Pennsylvania
Dexter-Bertholon Rowland, Inc.	Pennsylvania
Bertholon Rowland, Inc.	New Jersey
Colburn Insurance Agency	Ohio
USI Gulf Coast, Inc.	Louisiana
USI Northeast, Inc.	New York
Riverside Insurance Associates, Inc.	Connecticut
USI Insurance Services of Northern California, Inc.	California
Henderson & Phillips, Incorporated	Virginia
USI of Georgia	Georgia
Overstreet & Newell, Inc.	Georgia
Colonial Premium Finance Company	Virginia
Campbell, Galt & Newlands, Inc.	Oregon
Hurley, Atkins & Stewart, Inc.	Washington
The Insurance Exchange, Inc.	New Hampshire
Roger Ryan & Company, Inc.	New Hampshire
USI Insurance Services of Rhode Island, Inc.	Rhode Island
Inex Alternative Programs, Inc.	New Hampshire
Inex Alternative Program Administrators, Inc.	New Hampshire
Bechard Insurance Agency, Inc.	New Hampshire
USI Insurance Services of Florida, Inc.	Florida
Strategic Asset Advisors, Inc.	Florida
CICORP – USI, Inc.	Florida
Commercial Broker Services, Inc.	Florida
Employers Safety Council of Florida, Inc.	Florida
USI MidAtlantic, Inc.	Pennsylvania
Rental Industry Services, Inc.	Pennsylvania
USI Insurance Services Corporation of Illinois, Inc. (d/b/a USI Midwest)	Illinois
Diversified Insurance Services of Illinois, Inc.	Illinois
Progressive Plan Administrators, Inc.	New York
USI Retirement Services, Inc.	New York
Emerson, Reid & Company, Inc.	New York
Morrill Koslow & Associates Insurance Agency, Inc.	Massachusetts
USI Consulting Group, Inc.	Connecticut
USI Consulting Group of Massachusetts, Inc.	Massachusetts
USI Advisors, Inc.	Connecticut
USI Consulting Group of New York, Inc.	New York
Benefit Strategies, Inc.	New Hampshire
Benefit Strategies of Maine, Inc.	New Hampshire
The Capital Planning Group, Inc.	Georgia
USI Midwest, Inc.	Ohio
USI of Southern California Insurance Services, Inc.	California
Max Behm & Associates, Inc.	California
United California Insurance Agency	California

El Camino Insurance Agency	California
USI Securities, Inc.	Delaware
USI of Illinois, Inc.	Delaware
WRIMS Corp.	Pennsylvania
Insurance Risk Managers, Inc.	Texas
ANCO Corporation	Texas
MD Premium Finance Corporation	Texas
Western Claims Services, Inc.	Texas
Regional Insurance Management Services, Inc.	Texas
ANCO Management Corporation	Texas
ANCO Life & Benefits Services, Inc.	Texas
Strategic Benefit Planning Corporation	Texas
Anco Insurance Services of Houston, Inc.	Texas
Commercial Insurance Concepts, Inc.	Texas
Inter/National Rental Insurance Services, Inc.	California
Inter/National Rental Insurance, Inc.	Texas
Fleet and Equipment Rental Risk Purchasing Group	California
Kisco Partners, Inc.	New York
Acquisition Risk Management Services, Inc.	New York
Custom Benefit Programs, Inc.	New Jersey
U.S.I. Insurance Services of Massachusetts, Inc.	Massachusetts
Governmental Entities Management Services, Inc.	New York
Netcare Services, Inc.	Massachusetts
Phoenix Insurance Agency, Inc.	Massachusetts
O’Leary-Kientz, Inc.	Ohio